                                  EXHIBIT 25

                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                      STATEMENT OF ELIGIBILITY UNDER THE
                 TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE


    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
                       TO SECTION 305(b)(2):
                                             --------

                             KEY BANK OF NEW YORK
             (Exact name of trustee as specified in its charter)

                  New York                                14-0912685
      (Jurisdiction of incorporation or                 (IRS Employer
   organization if not a U.S. national bank)         Identification No.)

            66 South Pearl Street, Albany, New York        12207
        (Address of Principal Executive Offices)         (Zip Code)

           NOT required--trustee is a New York state-chartered bank (Name, address, and telephone number of agent for service)

                                 Agway, Inc.
             (Exact Name of Obligor as Specified in its Charter)

                Delaware                               15-0277720
(State or Other Jurisdiction of Incorporation)        (IRS Employer
                                                   Identification No.)

            333 Butternut Drive, DeWitt, New York           13214
        (Address of Principal Executive Offices)         (Zip Code)

                         Agway Financial Corporation
             (Exact Name of Obligor as Specified in Its Charter)

                Delaware                               06-1174232
(State or Other Jurisdiction of Incorporation)        (IRS Employer
                                                    Identification No.)

           1105 North Market Street, Suite 1300
                  Wilmington, Delaware                     19899
         (Address of Principal Executive Offices)        (Zip Code)

         Subordinated Member Money Market Certificates issued in multiples of $5,000 under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 2003 (minimum 7.50% per annum).

         Subordinated Money Market Certificates issued in multiples of $5,000 under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 2003 (minimum 7.00% per annum).

         Subordinated Member Money Market Certificates issued in multiples of $100 under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 2003 (minimum 7.25% per annum).

         Subordinated Money Market Certificates issued in multiples of $100 under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 2003 (minimum 6.75% per annum).

         Subordinated Non-Redeemable Money Market Certificates issued in multiples of $2,000 under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 1998 (minimum 8.00% per annum).

                     [TITLE OF THE INDENTURE SECURITIES]

Item 1. General Information. Furnish the following information as to the trustee -

                           (a)      Name  and  address  of each  examining  or
                                    supervisory   authority  to  which  it  is
                                    subject.

                                    State of  New York  Banking  Department, 2
                                    Rector Street, New York, New York 10006.

                                    Federal   Deposit  Insurance  Corporation,
                                    Washington, D.C.

                           (b)      Whether   it  is  authorized  to  exercise
                                    corporate  trust powers.

                       YES.


Item 2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  AS TO EACH OBLIGOR:  NONE


Item 3. Voting securities of the trustee. Furnish the following information as to each class of voting securities of the trustee.

                  AS OF AUGUST 31, 1995:

                  Title of Class:                    Amount Outstanding:
                  Common Stock $1.00 Par Value       228,635,987 shares


Item 4. Trusteeships under other indentures. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

                  (a) Title of the securities outstanding under each such other indenture.

                           (1)      Subordinated  Member Debentures (minimum 8
                                    1/2%),   issued  under   Indenture   dated
                                    October 1, 1974, due July 1, 1999.

                           (2) Subordinated Debentures (minimum 8%),issued under Indenture dated October 1, 1974, due July 1, 1999.

                           (3)      Subordinated  Member Debentures (minimum 7
                                    1/2%),   issued  under   Indenture   dated
                                    September 1, 1976, due July 1, 2001.

                           (4) Subordinated Debentures (minimum 7%),issued under Indenture dated September 1,1976, due July 1, 2001.

                           (5)      Subordinated  Member  Debentures  (minimum
                                    8%),    issued   under   Indenture   dated
                                    September 1, 1978, due July 1, 2003.

                           (6) Subordinated Debentures (minimum 7 1/2%), issued under Indenture dated September 1, 1978, due July 1, 2003.

                           (7) Subordinated Member Money Market Certificates issued under Indenture dated August 25, 1982, due October 31, 1997 (minimum 9 1/2%).

                           (8)      Subordinated  Money  Market   Certificates
                                    issued under Indenture dated August 25, 1982, due October 31, 1997 (minimum 9%).

                           (9) Subordinated Money Market Certificates issued under Indenture dated September 1, 1985, due October 31, 2005 (minimum 7 1/2%).

                           (10) Subordinated Member Money Market Certificates issued under Indenture dated September 1, 1985, due October 31, 2005 (minimum 8%).

                           (11)     Subordinated  Money  Market   Certificates
                                    issued under Indenture dated September 2, 1985, due October 31, 1995 (minimum 8%).

                           (12) Subordinated Member Money Market Certificates issued under Indenture dated September 2, 1985, due October 31, 1995 (minimum 8 1/2%).

                           (13)     Subordinated   Member   IRA   Certificates
                                    issued under Indenture dated September 3, 1985, due October 31, 1995 (minimum 10%).

                           (14)     Subordinated   Member   IRA   Certificates
                                    issued under Indenture dated September 2, 1986, due October 31, 1996 (minimum 7%).

                           (15) Subordinated Member Money Market Certificates issued under Indenture dated September 1, 1986, due October 31, 1996 (minimum 6 1/2%).

                           (16)     Subordinated  Money  Market   Certificates
                                    issued under Indenture dated September 1, 1986, due October 31, 1996 (minimum 6%).

                           (17) Subordinated Member Money Market Certificates issued under Indenture dated September 1, 1986, due October 31, 2006 (minimum 6%).

                           (18) Subordinated Money Market Certificates issued under Indenture dated September 1, 1986, due October 31, 2006 (minimum 5 1/2%).

                           (19) Subordinated Member Money Market Certificates issued under Indenture dated August 24, 1987, due October 31, 1998 (minimum 7%).

                           (20) Subordinated Member Money Market Certificates issued under Indenture dated August 24, 1987, due October 31, 2008 (minimum 6 1/2%).

                           (21) Subordinated Money Market Certificates issued under Indenture dated August 24, 1987, due October 31, 1998 (minimum 6 1/2%).

                           (22)     Subordinated  Money  Market   Certificates
                                    issued under Indenture dated August 24, 1987, due October 31, 2008 (minimum 6%).

                           (23) Subordinated Member IRA Certificates issued under Indenture dated August 25, 1987, due October 31, 1997 (minimum 7 1/2%).

                           (24) Subordinated Member Money Market Certificates issued under Indenture dated as of August 23, 1988, as amended by Supplemental Indenture dated as of October 14, 1988, due October 31, 2000 (minimum 9 1/2% per annum).

                           (25) Subordinated Money Market Certificates issued under Indenture dated as of August 23, 1988, as amended by Supplemental Indenture dated as of October 14, 1988, due October 31, 2000 (minimum 9% per annum).

                           (26) Subordinated Member Money Market Certificates issued under Indenture dated as of August 23, 1988, as amended by Supplemental Indenture dated as of October 14, 1988, due October 31, 2008 (minimum 9%
                                    per annum).

                           (27) Subordinated Money Market Certificates issued under Indenture dated as of August 23, 1988, as amended by Supplemental Indenture dated as of October 14, 1988, due October 31, 2008 (minimum 8 1/2% per annum).

                           (28) Subordinated Member IRA Certificates issued under Indenture dated as of August 24, 1988, as amended by Supplemental Indenture dated as of October 14, 1988, due October 31, 1998 (minimum 9 1/2% per annum).

                           (29) Subordinated Member Money Market Certificates issued under Indenture dated as of August 23, 1989, due October 31, 1998 (minimum 9% per annum).

                           (30) Subordinated Money Market Certificates issued under Indenture dated as of August 23, 1989, due October 31, 1998 (minimum 8 1/2% per annum).

                           (31) Subordinated Member Money Market Certificate issued under Indenture dated as of August 23, 1989, due October 31, 2004 (minimum 8 1/2% per annum).

                           (32) Subordinated Money Market Certificates issued under Indenture dated as of August 23, 1989, due October 31, 2004 (minimum 8%
                                    per annum).

                           (33) Subordinated Member IRA Certificates issued under Indenture dated as of August 24, 1989, due October 31, 1999 (minimum 9%
                                    per annum).

                           (34) Subordinated Member IRA Certificates issued under Indenture dated as of August 24, 1989, due October 31, 2000 (minimum 9%
                                    per annum).

                           (35) Subordinated Member Money Market Certificates issued under Indenture dated as of August 23, 1989, due October 31, 2001 (minimum 9% per annum).

                           (36) Subordinated Money Market Certificates issued under Indenture dated as of August 23, 1989, due October 31, 2001 (minimum 8 1/2% per annum).

                           (37) Subordinated Member Money Market Certificates issued under Indenture dated as of August 23, 1989, due October 31, 2005 (minimum 8 1/2% per annum).

                           (38) Subordinated Money Market Certificates issued under Indenture dated as of August 23, 1989, due October 31, 2005 (minimum 8%
                                    per annum).

                           (39) Subordinated Member Money Market Certificates issued under Indenture dated as of August 23, 1989, due October 31, 1999 (minimum 8% per annum).

                           (40) Subordinated Money Market Certificates issued under Indenture dated as of August 23, 1989, due October 31, 1999 (minimum 7.5% per annum).

                           (41) Subordinated Member Money Market Certificates issued under Indenture dated as of August 23, 1989, due October 31, 2002 (minimum 7.5% per annum).

                           (42) Subordinated Money Market Certificates issued under Indenture dated as of August 23, 1989, due October 31, 2002 (minimum 7%
                                    per annum).

                           (43) Subordinated Member Money Market Certificates issued under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 2002 (minimum 6%
                                    per annum).

                           (44) Subordinated Money Market Certificates issued under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 2002 (minimum 5.5% per annum).

                           (45) Subordinated Member Money Market Certificates issued under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 1996 (minimum 5.5% per annum).

                           (46) Subordinated Money Market Certificates issued under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 1996 (minimum 5% per annum).

                           (47) 7% Subordinated Money Market Certificates issued under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 1995 (minimum 7% per annum).

                           (48) Subordinated Member Money Market Certificates issued under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 2001 (minimum 5.25% per annum).

                           (49) Subordinated Member Money Market Certificates issued under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 2001 (minimum 5.00% per annum).

                           (50) Subordinated Money Market Certificates issued under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 2001 (minimum 4.75% per annum).

                           (51) Subordinated Money Market Certificates issued under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 2001 (minimum 4.50% per annum).

                           (52) Subordinated Money Market Certificates issued under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 1996 (minimum 5.50% per annum).

                           (53) Subordinated Member Money Market Certificates issued in multiples of $5,000 under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 2001 (minimum 7.25% per annum).

                           (54) Subordinated Money Market Certificates issued in multiples of $5,000 under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 2001 (minimum 6.75% per annum).

                           (55) Subordinated Member Money Market Certificates issued in multiples of $100 under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 2001 (minimum 7.00% per annum).

                           (56)     Subordinated  Money  Market   Certificates
                                    issued   in   multiples   of  $100   under
                                    Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 2001 (minimum 6.50% per annum).

                           (57) Subordinated Non-Redeemable Money Market Certificates issued under Indenture dated as of August 23, 1989, as amended by Supplemental Indenture dated as of August 24, 1992, due October 31, 1997 (minimum 7.75% per annum).

         (b) A brief statement of facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                  Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                  The proviso clause of Section 310(b)(1) of the Act is applicable. See Section 8.08(c)(1) of the Indentures dated as of October 1, 1974; September 1, 1976; September 1, 1978; August 25, 1982; September 1, 1985; September 2, 1985; and
                  Section 11.10 of the Indentures dated September 3, 1985; September 1, 1986; September 2, 1986; August 24, 1987; August 25, 1987; August 23, 1988; August 24, 1988; August 23, 1989; and August 24, 1989. The debentures, debenture bonds, or certificates issued under these indentures are wholly unsecured and except for their maturities and interest rates will rank equally with one another.


Item 5. Interlocking directorates and similar relationship with obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                  AS TO EACH OBLIGOR:  NONE.

Item 6. Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                  AS OF AUGUST 31, 1995:

                  SO FAR AS IS KNOWN TO THE TRUSTEE, AND BASED UPON INFORMATION SUPPLIED BY THE OBLIGORS, THE AMOUNT OF VOTING SECURITIES OF THE TRUSTEE, OWNED BENEFICIALLY BY THE OBLIGORS AND THEIR RESPECTIVE DIRECTORS AND EXECUTIVE OFFICERS, TAKEN AS A GROUP, DOES NOT EXCEED 1 PERCENT OF THE OUTSTANDING VOTING SECURITIES OF THE TRUSTEE.


Item 7. Voting securities of the trustee owned by underwriters or their officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                  AS OF AUGUST 31, 1995:

                  AS TO EACH OBLIGOR:  NONE


Item 8.           Securities  of  the obligor  owned  or held by  the trustee.
                  Furnish the following information as to the securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                  AS OF AUGUST 31, 1995:

                  AS TO EACH OBLIGOR:  NONE


Item 9.           Securities  of underwriters  owned or held  by the  trustee.
                  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of any underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                  AS OF AUGUST 31, 1995:

                  AS TO EACH OBLIGOR:  NONE

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of 10 a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person;

                  AS OF AUGUST 31, 1995:

                  AS TO EACH OBLIGOR:  NONE


Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                  AS OF AUGUST 31, 1995:

                  AS TO EACH OBLIGOR:  NONE


Item 12. Indebtedness of the Obligor to the Trustee. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:


                     Col. A                  Col. B              Col. C
                    Nature of                Amount
                  Indebtedness             Outstanding           Date Due

                  AS TO EACH OBLIGOR:  NONE




Item 13.          Defaults by the Obligor.

                  (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                  AS TO EACH OBLIGOR:  NONE

                  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                  AS TO EACH OBLIGOR:  NONE


Item 14. Affiliations with the Underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.

                  AS TO EACH OBLIGOR:  NONE


Item 15. Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                  NOT APPLICABLE.


Item 16.          List of Exhibits:

                  1.       (a)  A   copy  of  the   Organization
                           Certificate of the trustee as amended
                           through August 26, 1993.(1)

                           (b)  Certificate  of  Amendment dated
                           August  24, 1995  of the Organization
                           Certificate of the Trustee.

                  2. A copy of the letter dated June 12, 1992, from the New York Superintendent of Banks authorizing the trustee to convert to a New York State charter (and commence business as a New York State-chartered banking corporation)
                           on   June   17,   1992. (2)

                  3.       The  authorization  of  the trustee to
                           exercise  corporate  trust  powers  is
                           contained    in    the    Organization
                           Certificate. (3)

                  4.       A copy of  the existing by-laws of the
                           trustee. (4)

                  5.       Inapplicable, since neither obligor is
                           in default.

                  6. The trustee hereby consents, solely to the extent required by Section 321(b) of the Trust Indenture Act of 1939, that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon such Commission's request therefor.

                  7. A copy of the latest balance sheet of the trustee, dated September 5, 1995, prepared pursuant to the requirements of the New York State Banking Department (its supervising or examining authority).

                  8.       Inapplicable.

                  9.       Inapplicable.

(1) thru (4) Incorporated by reference to Statement by Key Bank of New York of Eligibility Under the Trust Indenture Act of 1939 as a Corporation Designated to Act as Trustee, filed as Exhibit 25 to Registration Statement No. 33-50469 of Agway, Inc. and Agway Financial Corporation filed with the Securities and Exchange Commission on October 1, 1993.


                                 SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Key Bank of New York, a New York state-chartered banking corporation, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Albany, and State of New York, on the 20th day of September, 1995.


                                KEY BANK OF NEW YORK, trustee


                                By:/s/ STEPHEN E. GORZYNSKI

                                      Stephen E. Gorzynski
                                      Vice President

                               STATE OF NEW YORK,

                               BANKING DEPARTMENT


I, CARMINE M. TENGA, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF KEY BANK OF NEW YORK UNDER SECTION 8005 OF THE BANKING LAW", dated August 24, 1995, providing for an increase in the amount of capital stock from $41,816,030.00 consisting of 7,797,206 shares of common stock with a par value of $5.00 per share and 566,000 shares of preferred stock with a par value of $5.00 per share, to $42,816,030.00 consisting of 7,997,206 shares of common stock with a par value of $5.00 per share and 566,000 shares of preferred stock with a par value of $5.00 per share.






  WITNESS, my hand and official seal of the Banking Department at the City of
           New York, this 29th day of August in the Year of our Lord one thousand nine hundred and ninety-five.

                                                            /s/ CARMINE M. TENGA

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            ORGANIZATION CERTIFICATE
                                       OF
                              KEY BANK OF NEW YORK

                     UNDER SECTION 8005 OF THE BANKING LAW

     The undersigned, being respectively the President and Assistant Secretary of Key Bank of New York, do hereby certify that:

     1. The name of the Corporation is Key Bank of New York. The name under which the Corporation was formed in NSA Bank.

     2.  The   Corporation's   Organization   Certificate   was   filed  by  the
Superintendent of Banks of the State of New York on February 11, 1993.

     3. The Corporation's Organization Certificate is amended to increase the amount of its capital stock from $41,816,030.00 consisting of 7,797,206 shares of common stock with a par value of $5.00 each and 566,000 shares of preferred stock with a par value of $5.00 each to $42,816,030.00 consisting of 7,997,206 shares of common stock with a par value of $5.00 each and 566,000 shares of preferred stock with a par value of $5.00 each
 .
     4. Article THIRD of the Corporation's Organization Certificate is hereby amended to read as follows:

                    THIRD.  That the amount of its capital  stock
               is to be Forty Two Million Eight Hundred Sixteen Thousand Thirty and No/100 Dollars ($42,816,030.00) and the number of shares into which such capital stock is to be divided is 8,563,206 with a par value of $5.00 each.

     5. Paragraph (a) of Article FOURTH of the Corporation's Organization Certificate is hereby amended to read as follows:

                    a) The  number  and par value of shares to be
               included in each class are as follows: 566,000 shares of preferred stock with a par value of $5.00 each; 7,997,206 shares of common stock with a par value of $5.00 each.

     6. This Amendment to the Organization Certificate of the Corporation was authorized by the Board of Directors of the Corporation by a majority vote of all the members thereof and by the unanimous written consent of the Sole Shareholder of the Corporation adopted pursuant to Section 6015 of the Banking Law of the State of New York.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 24th day of August, 1995.

                                             KEY BANK OF NEW YORK



                                             By:      /s/ Richard A. Molyneux
                                                      ------------------------
                                                      Richard A. Molyneux
                                                      President and Chief
                                                      Executive  Officer




                                             By:      /s/ Mae A. Cavoli
                                                      ------------------------
                                                      Mae A. Cavoli
                                                      Assistant Secretary

STATE OF NEW YORK     ) SS
COUNTY OF ALBANY      )

     RICHARD A. MOLYNEUX, being duly sworn, deposes and says that he is the President and Chief Executive Officer of KEY BANK OF NEW YORK, the Bank named in the foregoing Certificate of Amendment of the Organization Certificate of Key Bank of New York under Section 8005 of the Banking Law, that he has read and signed said Certificate and knows the contents thereof, and that the statements contained therein are true.


                                                    /s/ Richard A. Molyneux
                                                    --------------------------
                                                        Richard A. Molyneux
                                                        President and Chief
                                                        Executive Officer







Sworn to before me this 24th
day of August , 1995



/s/ Nancy J. Stock
- --------------------
Notary Public



NANCY J. STOCK
NOTARY PUBLIC, STATE OF NEW YORK
QUALIFIED IN ALBANY COUNTY
4693754
MY COMMISSION EXPIRES NOV. 30, 1995

                             KEY BANK OF NEW YORK
                          BALANCE SHEET AS OF 9/5/95
                      (UNAUDITED)(DOLLARS IN THOUSANDS)

                                            KBNY         KBUSA           KBNY
                                          WITHOUT       BALANCE      ACTUAL 9/5/95
                                           KBUSA         MERGED     BALANCE  SHEET
                                       -----------    -----------   --------------
- --ASSETS--
LOANS:
LOANS TO DEPOSITORY INST               $     3,425    $              $     3,425
AGRICULTURAL LOANS                          78,095                        78,095
COMMERCIAL OTHER                         1,570,672        378,834      1,949,506
DEALER FLOOR PLAN                          150,360                       150,360
NONRATED MUNICIPAL LOANS                   119,172                       119,172
                                       -----------    -----------    -----------
      TOTAL COMMERCIAL OTHER             1,921,724        378,834      2,300,558

CONSUMER--INSTALLMENT DIRECT               297,028            321        297,349
CONSUMER--INSTALLMENT INDIRECT           1,881,737                     1,881,737
STUDENT                                    118,030                       118,030
CASH RESERVE                                68,004            349         68,353
CREDIT CARD                                192,782              1        192,783
                                       -----------    -----------    -----------
      TOTAL REAL ESTATE                  2,557,581            671      2,558,252

REAL ESTATE--CONSTRUCTION                  205,471                       205,471
REAL ESTATE--RESIDENTIAL                 2,944,853        179,221      3,124,074
REAL ESTATE--HOME EQUITY                   754,832                       754,832
REAL ESTATE--COMMERCIAL                  1,710,998            617      1,711,615
REAL ESTATE--AGRICULTURAL                   20,210                        20,210
                                       -----------    -----------    -----------
      TOTAL REAL ESTATE                  5,636,364        179,838      5,816,202

LEASE FINANCING                            135,949         24,176        160,125

TOTAL LOANS NET OF UNEARNED             10,251,618        583,519     10,835,137

INVESTMENT SECURITIES:
TAXABLE-US TREASURY                              0
TAXABLE-US GOVERNMENT CORPS                      0
TAXABLE-MORTGAGE BACKED                  1,783,282         91,417      1,874,699
TAXABLE OTHER                                2,061                         2,061
                                       -----------    -----------    -----------
      TOTAL TAXABLE SECURITIES           1,785,343         91,417      1,876,760

TAX-PREFERRED-STATE AND MUNICIPAL          886,326          1,587        887,913
TAX-PREFERRED-OTHER
      TOTAL TAX-PREFERRED SECURITIES       886,326          1,587        887,913
SECURITIES HELD FOR SALE                   202,355                       202,355
                                        -----------    -----------    ----------
TOTAL INVESTMENT SECURITIES              2,874,024         93,004      2,967,028

FED FUNDS SOLD AND SEC U/A RESELL          198,250                       198,250
DUE FROM BANKS INTEREST BEARING                206                           206

TOTAL EARNINGS ASSETS                   13,324,098        676,523     14,000,621

ALLOWANCE FOR POSSIBLE LOAN LOSS          (131,110)        (1,092)      (132,202)
CASH & DUE FROM BANKS                      534,032          2,823        536,855
PREMISE & EQUIPMENT                        147,025                       147,025
OTHER RE OWNED                              18,523            101         18,624
INTANGIBLE ASSETS                           33,154                        33,154
CAP MORTGAGE SERVICE                           626                           626
INTEREST REC                                86,956          2,920         89,876
MISCELLANEOUS                              419,193         19,076        438,269
                                       -----------    -----------    -----------
      TOTAL OTHER ASSETS                 1,108,399         23,828      1,132,227
                                       -----------    -----------    -----------
TOTAL ASSETS                           $14,432,497    $   700,351    $15,132,848
                                       ===========    ===========    ===========

                             KEY BANK OF NEW YORK
                          BALANCE SHEET AS OF 9/5/95
                      (UNAUDITED)(DOLLARS IN THOUSANDS)


                                               KBNY        KBUSA        KBNY
                                              WITHOUT     BALANCE  ACTUAL 9/5/95
                                               KBUSA       MERGED  BALANCE SHEET
                                           ----------   ---------- -------------
- --LIABILITIES--

NONINTEREST BEARING:
PERSONAL                                   $  387,168   $        1   $  387,169
PARTNERSHIP/CORPS                           1,087,920                 1,087,920
PUBLIC                                        238,297            1      238,298
OTHER                                         119,839           11      119,850
                                           ----------   ----------   ----------
      TOTAL NONINTEREST BEARING             1,833,224           13    1,835,237

INTEREST BEARING:
MONEY MARKET                                2,181,791                 2,181,791
NOW AND SUPER NOW                           1,058,646                 1,058,646
SAVINGS DEPOSITS                            2,013,923                 2,013,923
                                           ----------                ----------
      SUBTOTAL                              5,254,360                 5,254,360

CERTIFICATES OF DEPOSIT:
CD'S UNDER $100K                            3,309,742                 3,309,742
CD'S OVER $100K                               979,830                   979,830
                                           ----------                ----------
      TOTAL CD'S                            4,289,572                 4,289,572

TOTAL INTEREST BEARING                      9,543,932                 9,543,932

TOTAL DEPOSITS                             11,377,156           13   11,377,169

SHORT TERM BORROWINGS:
FED FUNDS PURCHASED                           840,050      639,252    1,479,302

SEC. SOLD U/A TO REPURC                       174,317                   174,317
OTHER ST BORROWINGS                           825,139                   825,139

LONG TERM DEBT                                    125                       125

TOTAL DEPOSITS & BORROW                    13,216,787      639,265   13,856,052

INTEREST PAYABLE                               50,432                    50,432
ACCRUED TAXES AND EXPENSE                      83,793          186       83,979
OTHER LIABILITIES                              27,114           39       27,153
                                           ----------   ----------   ----------
      TOTAL OTHER LIABILITIES                 161,339          225      161,564

TOTAL LIABILITIES                          13,378,126      639,490   14,017,616
                                           ----------   ----------   ----------
SHAREHOLDER'S EQUITY                        1,054,371       60,861    1,115,232
                                           ----------   ----------   ----------
TOTAL LIABILITIES AND SHE                 $14,432,497   $  700,351  $15,132,848
                                          ===========   ==========  ===========